Exhibit 99.7

CAPITOL ACQUISITION CORP.

509 7TH STREET, N.W.

WASHINGTON, D.C. 20004

SPECIAL MEETING OF WARRANTHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CAPITOL ACQUISITION CORP.

The undersigned appoints Mark D. Ein and Amanda Eilian as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all warrants of Capitol Acquisition Corp. (“Capitol”) held of record by the undersigned on                     , 2009, at the Special Meeting of Warrantholders to be held on                     , 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN. THE CAPITOL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1 AND 2. THE CAPITOL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To approve amendments to the Warrant Agreement, dated as of November 8, 2007, between Capitol and Continental Stock Transfer & Trust Company which governs the terms of Capitol’s outstanding warrants to (i) increase the exercise price of the warrants from $7.50 to $11.00, (ii) extend the duration of the warrants from November 7, 2012 to November 7, 2013 and (iii) limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If warrants are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If warrantholder is a corporation, sign in full name by an authorized officer, giving full title as such. If warrantholder is a partnership, please sign in partnership name by authorized person.